                                                                     EXHIBIT 4.7


                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

         Amendment No. 1 (the "AMENDMENT"), dated as of October 7, 2002, to the Rights Agreement (the "RIGHTS AGREEMENT"), dated as of March 15, 1996, between Vari-L Company, Inc., a Colorado corporation (the "CORPORATION"), and American Securities Transfer, Inc. ("AST"), is being executed at the direction of the Corporation.

         WHEREAS, by operation of Section 19 of the Rights Agreement, Computershare Trust Company, Inc., successor in interest to AST, has replaced AST as Rights Agent under the Rights Agreement;

         WHEREAS, pursuant to that certain Loan Agreement (the "LOAN AGREEMENT"), dated as of October 7, 2002, by and among the Corporation and Sirenza Microdevices, Inc., a Delaware corporation ("SIRENZA"), the parties thereto have entered into a loan facility pursuant to which, among other things, the Corporation will issue a promissory note (the "NOTE") to Sirenza that is convertible, upon the occurrence of certain events and at the option of Steeler, into common stock of the Corporation;

         WHEREAS, the Corporation further intends to enter into a definitive agreement with Steeler pursuant to which, among other things, Sirenza and / or an Affiliate (as defined in the Rights Agreement) or Associate (as defined in the Rights Agreement) of Sirenza would acquire all or substantially all of the assets of the Corporation or the common stock of the Corporation (whether by tender offer, exchange offer, merger or otherwise) (the "DEFINITIVE AGREEMENT");

         WHEREAS, on October 4, 2002, the Board of Directors of the Corporation resolved to amend the Rights Agreement to render the Rights (as defined in the Rights Agreement) inapplicable to the Loan Agreement and the other transactions contemplated by the Loan Agreement, the Note, the Definitive Agreement and the other transactions contemplated thereby; and

         WHEREAS, Section 27 of the Rights Agreement permits the Corporation from time to time to supplement and amend the Rights Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants herein contained, the parties agree as follows:

         1. Section 1 of the Rights Agreement is hereby amended by adding the following new paragraph at the end of Section 1:

         "Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, neither Sirenza Microdevices, Inc., a Delaware corporation ("SIRENZA") nor any of its Affiliates or Associates shall be deemed an Acquiring Person and no Distribution Date, Triggering Event, Section 11(a)(ii) Event or Section 13 Event shall be deemed to occur, in each such case, by the approval, announcement, execution, delivery or performance of (i) that certain Loan Agreement (the "LOAN AGREEMENT"), dated as of October 7, 2002, by and among the Corporation and Sirenza, and the consummation of the transactions contemplated therein including the issuance by the Corporation of a promissory note convertible into the Corporation's Common Shares or the issuance of the Corporation's Common Shares issuable



                                       1.

upon conversion thereof or (ii) a definitive agreement by and among the Corporation and Sirenza (or an Affiliate or Associate of Sirenza) pursuant to which, among other things, Sirenza or an Affiliate or Associate of Sirenza would acquire all or substantially all of the assets of the Corporation or the Common Shares of the Corporation (whether by tender offer, exchange offer, merger or otherwise) (the "DEFINITIVE AGREEMENT") and the transactions contemplated therein; provided that such Definitive Agreement is approved by the Corporation's Board of Directors and executed by and on behalf of the Corporation. No such event shall entitle or permit the holders of the Rights to exercise the Rights or otherwise affect the rights of the holders of the Rights, including giving the holders of the Rights the right to acquire securities of any party to the Loan Agreement or the Definitive Agreement."

         2. Section 7(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

         "Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of Common Shares (or other securities, as the case may be) as to which such surrendered Rights are exercised, at or prior to the earliest of (i) the Final Expiration Date, or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"). For purposes of this Agreement, "Final Expiration Date" shall mean the earlier of (A) immediately prior to the close of the transaction or transactions contemplated by the Definitive Agreement or (B) the close of business on March 15, 2006."

         3. The Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same amendment and each of which shall be deemed an original.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



                                       2.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

VARI-L COMPANY, INC.                         COMPUTERSHARE TRUST
                                             COMPANY, INC. as Rights Agent

By: /s/ RICHARD P. DUTKIEWICZ                By: /s/ KELLIE GWINN
   --------------------------------             --------------------------------

Name:  Richard P. Dutkiewicz                 Name: Kellie Gwinn
                                                  ------------------------------

Title: Vice President of Finance and         Title: Vice President
       Chief Financial Officer                     -----------------------------


                                             COMPUTERSHARE TRUST
                                             COMPANY, INC. as Rights Agent

                                             By: /s/ DAN YEWER
                                                --------------------------------

                                             Name: Dan Yewer
                                                  ------------------------------

                                             Title: President
                                                   -----------------------------





                [SIGNATURE PAGE TO AMENDMENT TO RIGHTS AGREEMENT]

                             COMPLIANCE CERTIFICATE


         Richard P. Dutkiewicz hereby certifies that he is the duly elected, qualified and acting Vice President of Finance and Chief Financial Officer of Vari-L Company, Inc., a Colorado corporation (the "CORPORATION"), and hereby further certifies as follows pursuant to Section 27 of the Rights Agreement (the "RIGHTS AGREEMENT"), dated as of March 15, 1996, between the Corporation, and Computershare Trust Company, Inc. (the "RIGHTS AGENT"), as successor in interest to American Securities Transfer, Inc.:

         1. The above first amendment to the Rights Agreement (the "AMENDMENT") is in compliance with the terms of Section 27 of the Rights Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this certificate on the 7th day of October, 2002.


                                                 /s/ RICHARD P. DUTKIEWICZ
                                                 -------------------------------
                                                 Richard P. Dutkiewicz
                                                 Vice President of Finance and
                                                 Chief Financial Officer



                            [COMPLIANCE CERTIFICATE]